Exhibit 99.1

CRISPR Therapeutics Appoints James R. Kasinger as General Counsel

CRISPR continues to add to the depth and breadth of its senior leadership team

BASEL, Switzerland and CAMBRIDGE, Mass., June 07, 2017 (GLOBE NEWSWIRE) — CRISPR Therapeutics (NASDAQ:CRSP), a biopharmaceutical company focused on creating transformative gene-based medicines for serious diseases, announced the appointment of James R. Kasinger as General Counsel and Secretary to the Board of Directors. Mr. Kasinger is a highly accomplished lawyer with nearly 20 years of legal experience in various settings. He joins CRISPR Therapeutics to oversee the company’s corporate legal and governance matters.

Prior to joining CRISPR Therapeutics, Mr. Kasinger held the role of General Counsel and Secretary at Moderna Therapeutics, a Cambridge-based biotechnology company, and as General Counsel at PlumChoice, Inc., a provider of technical support services to Fortune 1000 companies. Prior to these roles, Mr. Kasinger was a partner at the global law firm, Goodwin Procter LLP, where he represented life sciences, technology and other high-growth companies in all stages of their life cycles, from formation, to obtaining seed and growth financings, to initial public offering, merger or sale. Mr. Kasinger started his legal career at Testa, Hurwitz & Thibeault.

Mr. Kasinger holds a J.D. from Boston College Law School, graduating cum laude, and a B.A. from Wheaton College, graduating magna cum laude.

About CRISPR Therapeutics

CRISPR Therapeutics is a leading gene-editing company focused on developing transformative gene-based medicines for serious diseases using its proprietary CRISPR / Cas9 gene-editing platform. CRISPR / Cas9 is a revolutionary technology that allows for precise, directed changes to genomic DNA. The company’s multi-disciplinary team of world-class researchers and drug developers is working to translate this technology into breakthrough human therapeutics in a number of serious diseases. Additionally, CRISPR Therapeutics has established strategic collaborations with Bayer AG and Vertex Pharmaceuticals to develop CRISPR-based therapeutics in diseases with high unmet need. The foundational CRISPR / Cas9 patent estate for human therapeutic use was licensed from the company’s scientific founder Emmanuelle Charpentier, Ph.D. CRISPR Therapeutics AG is headquartered in Basel, Switzerland, with its wholly-owned U.S. subsidiary, CRISPR Therapeutics, Inc., and R&D operations based in Cambridge, Massachusetts. For more information, please visit http://www.crisprtx.com.

CRISPR Forward-Looking Statement

Certain statements set forth in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: the therapeutic value, development and the commercial potential of CRISPR/Cas-9 gene editing technologies. You are cautioned that forward-looking statements are inherently uncertain. Although the company believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those projected or suggested in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, among others: uncertainties inherent in the initiation and conduct of preclinical and clinical studies for the company’s product candidates; availability and timing of results from preclinical and clinical studies; whether results from a preclinical study or clinical trial will be predictive of future results in connection with future trials or use; expectations for regulatory approvals to conduct trials or to market products; and those risks and uncertainties described in Item 1A under the heading “Risk Factors” in the company’s annual report on Form 10-K, and in any other subsequent filings made by the company with the U.S. Securities and Exchange Commission (SEC), which are available on the SEC’s website at https://www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The information contained in this press release is provided by the company as of the date hereof, and, except as required by law, the company disclaims any intention or responsibility for updating or revising any forward-looking information contained in this press release.

MEDIA CONTACT:

Jennifer Paganelli

WCG for CRISPR

347-658-8290

jpaganelli@wcgworld.com

INVESTOR CONTACT:

Chris Brinzey

Westwicke Partners for CRISPR

339-970-2843

chris.brinzey@westwicke.com

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